Xos, Inc. Reports Second Quarter 2022 Results
Strong execution drives a ~40% revenue increase quarter-over-quarter
Secured additional financing of $55m in convertible securities from existing investor relationships.
LOS ANGELES, CA – August 11, 2022 – Xos, Inc. (NASDAQ: XOS) (“Xos” or the “Company”), a leading technology company which provides fleet services, software solutions, and manufactures 100% battery-electric Class 5 to Class 8 commercial vehicles, today reported financial results for the quarter ended June 30, 2022.
Recent Strategic Highlights:
•Revenue for the second quarter of 2022 was $9.8 million, up ~40% compared to the previous quarter.
•Sequential quarterly growth of 30% in unit deliveries with 73 units delivered in the second quarter compared to 56 units in the previous quarter.
•Net loss was $9.5 million and loss from operations was $27.8 million for the three months ended June 30, 2022; Non-GAAP operating loss for the quarter was $25.8 million.
•Entered key strategic partnerships, including Allison Transmission to produce a next generation purpose built e-axle and Thermo King to co-develop an electric refrigeration technology built on the Xos platform.
•Delivered initial stepvans to Merchants Fleet, a leading fleet management company with announced plans to acquire more than 40,000 electric fleet vehicles as a part of their electrification plan.
•Added 17 new dealership locations with Gabrielli, a leading commercial vehicle dealer in the Northeast.
•Successfully launched Xos’ fleet intelligence platform, Xosphere™, a purpose built software platform designed to reduce the total cost of ownership of customers' electric fleets.
•Showcased 100% battery-electric Class 6/7 MDXT™ and Class 7/8 HDXT™ commercial vehicles at Xos Fleet Week event.
“Xos continued to gain customer momentum in the quarter with increased deliveries to fleet operators across North America. We now have units deployed with a variety of customers for multiple use cases,” said Dakota Semler, Xos’ Chief Executive Officer. “We continue to see selective opportunities to take price action in the face of inflationary pressures and strong end user demand.” He continued, “As we scale deliveries in the second half of this year, we are intently focused on driving to positive gross margin at a unit level by the end of the first half of 2023, by optimizing our operations and structure, engineering cost improvements into our vehicles, and realizing supply chain efficiencies.”

“This quarter, we continued to scale manufacturing and invested in inventory to better de-risk future production,” said Giordano Sordoni, Xos’ Chief Operating Officer. “We expect such inventory investment and current inventory levels to normalize as it is converted to cash over the second half of this year. We look forward to continuing to scale our manufacturing operations to meet customer demand, and to beginning production of our innovative Xos Hub charging solution.”
Second Quarter 2022 Financial Highlights Compared to First Quarter 2022:
•Total revenue increased by approximately 40% to $9.8 million, driven by higher deliveries during the period, compared to $7.0 million in the prior quarter.
•Gross Margin was a loss of $5.1 million, versus $3.2 million in the prior quarter.
•GAAP Net Loss was $9.5 million and loss from operations was $27.8 million, compared to GAAP Net Loss of $21.2 million and loss from operations of $23.4 million during the prior quarter.
•Non-GAAP operating loss of $25.8 million, compared to $20.8 million in the prior quarter.
•Inventories increased to $62.2 million, compared to $40.3 million during the prior quarter as the Company prepared to increase deliveries.
•Cash, cash equivalents, and available-for-sale debt securities were $85.2 million as of June 30, 2022, including restricted cash of $3.0 million.
•In the second quarter, Xos raised $4.3 million in equity capital via the sale of 1.8 million shares at an average price of $2.38 under its $125 million existing equity purchase agreement with Yorkville Advisors.
•Subsequent to the quarter, Xos issued $55 million in convertible securities - $20 million in a convertible note to Aljomaih Automotive Co., an existing investor in and strategic partner of Xos, and $35 million in a convertible debenture to Yorkville Advisors. Pro Forma for these transactions, cash, cash equivalents, and available-for-sale debt securities, including restricted cash at the end of the quarter would have been $140.2 million.
Second Half 2022 Outlook:
Based on current business conditions, business trends and other factors, the Company expects the following outlook for the second half of 2022:

Second Half 2022
Revenue	$18.75 to $25.60 million
Unit Deliveries	150 to 200 units
Non-GAAP Operating Loss	$43 to $52 million

Kingsley Afemikhe, Chief Financial Officer of Xos, added, “Unit deliveries and revenue met our outlook for the quarter as we continue to see strong demand for our products from both new and existing customers. We ended the quarter with a solid balance sheet that allows us to strategically use our cash reserves to scale our manufacturing capabilities.” He continued, ”our recent convertible security financings highlight our continued access to capital as we ramp deliveries. As we scale, we believe other forms of financing - such as asset backed debt financing - will become available. “
“Xos benefits from a flexible and variable cost structure, and has taken steps in Q3 to focus operations on deliveries of key products. Combined with our reduced need for investment in inventory, we expect a reduction in cash used in operations and assets” he continued.
The outlook provided above is based on management beliefs and expectations as of the date of this press release. This outlook assumes that no business acquisitions, investments, restructurings, or legal settlements are concluded in the quarter. The results are based on assumptions that are believed to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements”. Actual results may vary from the outlook above and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.
Conference Call and Webcast Details:
Management will host a conference call and webcast to discuss these financial results at 4:30 p.m. Eastern Daylight Time / 1:30 p.m. Pacific Daylight Time today. The presentation is open to all interested parties and may include forward-looking information.

Date/Time:	Thursday, August 11, 2022, at 4:30 p.m. EDT / 1:30 p.m. PDT
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1561740&tp_key=11c798a9e4
U.S. Toll-Free Dial In:	1-800-950-1454
International Dial In:	1-416-981-9034

To access the call, please dial in approximately ten minutes before the start of the call. An accompanying slide presentation will be available in PDF format within the “Events & Presentations” section of the Company’s website.

For those unable to participate in the live call, an audio replay will be available following the call through midnight Thursday, August 25, 2022. To access the replay, please call 844-512-2921 or 412-317-6671 (International) and enter confirmation code 22019832. A replay of the webcast will also be archived shortly after the call and can be accessed on the Company's website.

About Xos, Inc.
Xos is a leading technology company, fleet services provider, and original equipment manufacturer of Class 5 through Class 8 battery-electric vehicles. Xos vehicles and fleet management software are purpose-built for medium- and heavy-duty commercial vehicles that travel on last-mile, back-to-base routes of up to 270 miles or less per day. The company leverages its proprietary technologies to provide commercial fleets with zero-emission vehicles that are easier to maintain and more cost-efficient on a total cost of ownership (TCO) basis than their internal combustion engine counterparts. For more information, please visit www.xostrucks.com.
Non-GAAP Financial Measures
The financial information in this press release has been presented in accordance with United States generally accepted accounting principles (“GAAP”) as well as on a non-GAAP basis to supplement Xos’ consolidated financial results. Xos’ non-GAAP financial measures include Operating Cash Flow less CapEx (Free Cash Flow) and Non-GAAP Operating Loss which are defined below.

“Operating Cash Flow less CapEx (Free Cash Flow)” is defined as net cash used in operating activities minus purchase of property and equipment.

“Non-GAAP Operating Loss” is defined as operating loss adjusted for stock-based compensation and inventory reserve adjustment.

Xos believes that the use of Operating Cash Flow less CapEx (Free Cash Flow) and Non-GAAP Operating Loss reflects additional means of evaluating Xos’ ongoing operating results and trends. The presentation of these measures should not be construed as an inference that Xos’ future results will be unaffected by unusual or non-recurring items. It is important to note Xos’ computation of Operating Cash Flow less CapEx (Free Cash Flow) and Non-GAAP Operating Loss may not be comparable to other similarly titled measures computed by other companies, because not all companies may calculate Operating Cash Flow less CapEx (Free Cash Flow) and Non-GAAP Operating Loss in the same fashion. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under GAAP when understanding Xos’ operating performance. A reconciliation between historical GAAP and non-GAAP financial information is provided in this press release.
This release includes forward-looking outlook for Non-GAAP Operating Loss. The Company is not able to provide, without unreasonable effort, a reconciliation of the outlook for Non-GAAP Operating Loss because the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments included in the most directly comparable GAAP measure that would be necessary for such reconciliations, including (a) stock-based compensation, (b) total operating expenses and (c) other nonrecurring expenses that cannot reasonably be estimated in advance. These adjustments are inherently variable and uncertain and depend on various factors that are beyond Xos’ control and as a result Xos is also unable to predict their probable significance. Therefore, because management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results in accordance with GAAP, it is unable to provide a reconciliation of the non-GAAP measures included in its outlook for the second half of 2022.
Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding projected financial and performance information for the second half of 2022 and sequential quarterly growth during 2022, expectations and timing related to manufacturing quality and production yields, sufficiency of existing cash reserves, customer acquisition and order metrics, and Xos, Inc.’s (“Xos”) long-term strategy and future growth. These forward-looking statements may be identified by the words “believe,” “plan,” “project,” “potential,” “seem,” “seek,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “target,” “opportunity,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) Xos’ ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities, (ii) Xos’ limited operating history, (iii) cost increases and delays in production due to supply chain shortages in the components needed for the production of Xos’ vehicle chassis and battery system, (iv) Xos’ ability to meet production milestones and fulfill backlog orders, (v) changes in the industries in which Xos operates, (vi) variations in operating performance across competitors, (vii) changes in laws and regulations affecting Xos’ business, (viii) Xos’ ability to implement its business plan or meet or exceed its financial projections (ix) Xos’ ability to retain key personnel and hire additional personnel, particularly in light of current and potential labor shortages, (x) the risk of downturns and a changing regulatory landscape in the highly competitive electric vehicle industry and (xi) the outcome of any legal proceedings that may be instituted against Xos. All forward-looking statements included in this press release are expressly qualified in their entirety by, and you should carefully consider, the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” included in Xos’ Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 30, 2022 and Xos’ other filings with the SEC, copies of which may be obtained by visiting Xos’ Investors Relations website at https://investors.xostrucks.com/ or the SEC's website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Xos assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Xos does not give any assurance that it will achieve its expectations.
Contacts
Xos Investor Relations

investors@xostrucks.com
Xos Media Relations
press@xostrucks.com

Xos, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
Unaudited

(in thousands, except par value)	June 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$4,251	$16,142
Restricted cash	3,034	3,034
Accounts receivable	12,931	3,353
Marketable debt securities, available-for-sale - short-term	64,651	94,696
Inventories, net	62,197	30,883
Prepaid expenses and other current assets	20,971	17,850
Total current assets	168,035	165,958
Marketable debt securities, available-for-sale - long-term	13,218	54,816
Property and equipment, net	16,754	7,426
Operating lease right-of-use assets, net	7,306	—
Other non-current assets	1,504	506
Total assets	$206,817	$228,706

Liabilities and Stockholders’ Equity
Accounts payable	$8,761	$10,122
Other current liabilities	21,767	5,861
Total current liabilities	30,528	15,983
Earn-out shares liability	11,894	29,240
Common stock warrant liability	4,227	7,496
Other non-current liabilities	10,738	1,594
Total liabilities	57,387	54,313
Commitments and Contingencies
Stockholders’ Equity

Common Stock $0.0001 par value, authorized 1,000,000 shares, 165,504 and 163,137 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	17	16
Preferred Stock $0.0001 par value, authorized 10,000 shares, 0 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	185,516	178,851
Accumulated deficit	(34,746)	(4,093)
Accumulated other comprehensive loss	(1,357)	(381)
Total stockholders’ equity	149,430	174,393
Total liabilities and stockholders’ equity	$206,817	$228,706

Xos, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Loss
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2022	2021	2022	2021
Revenues	$9,766	$596	$16,797	$1,389
Cost of goods sold	14,891	585	25,077	1,257
Gross Margin	(5,125)	11	(8,280)	132

Operating Expenses
General and administrative	12,093	4,599	23,415	6,953
Research and development	7,635	2,742	14,584	5,741
Sales and marketing	2,960	524	4,988	836
Total Operating Expenses	22,688	7,865	42,987	13,530

Loss from Operations	(27,813)	(7,854)	(51,267)	(13,398)

Other income (expense), net	(226)	126	(145)	(91)
Change in fair value of derivative instruments	3,703	(1,430)	3,268	4,964
Change in fair value of earn-out shares liability	14,870	—	17,494	—
Write off of subscription receivable	—	-–	—	(379)
Realized loss on debt extinguishment	—	–	—	(14,104)
Loss before provision for income taxes	(9,466)	(9,158)	(30,650)	(23,008)
Provision for income taxes	1	—	3	—
Net Loss	$(9,467)	$(9,158)	$(30,653)	$(23,008)

Other comprehensive loss
Marketable debt securities, available-for-sale
Change in net unrealized losses, net of tax of $0, for the three and six months ended June 30, 2022 and 2021	(150)	—	(976)	—
Total comprehensive loss	$(9,617)	$(9,158)	$(31,629)	$(23,008)

Net loss per share
Basic	$(0.06)	$(0.13)	$(0.19)	$(0.32)
Diluted	$(0.06)	$(0.13)	$(0.19)	$(0.32)
Weighted average shares outstanding
Basic	164,041	72,389	163,606	72,372
Diluted	164,041	72,389	163,606	72,372

Reconciliation of Operating Cash Flow less CapEx (Free Cash Flow) and Non-GAAP Operating Loss
Operating Cash Flow less CapEx (Free Cash Flow):

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Net cash used in operating activities	$(44,524)	$(11,371)	$(75,828)	$(20,153)
Purchase of property and equipment	(6,464)	(500)	(9,462)	(702)
Free-Cash Flow	$ (50,988)	$ (11,871)	$ (85,290)	$ (20,855)

Non-GAAP Operating Loss:

	Three Months Ended June 30		Six Months Ended June 30
(in thousands)	2022	2021	2022	2021
Loss from operations	$(27,813)	$(7,854)	$(51,267)	$(13,398)
Stock-based compensation	1,078	1	2,469	3
Inventory reserve	964	–	2,212	–
Non-GAAP Operating Loss	$ (25,771)	$ (7,853)	$ (46,586)	$ (13,395)